Exhibit 23.5
                                                                    ------------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 9, 2001, accompanying the financial statements of ACT Medical, Inc. contained in the Registration Statement (Form S-1) (Registration No. 333-76842) of MedSource Technologies, Inc. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-8.


/s/ Grant Thornton LLP
Grant Thornton LLP

Boston, Massachusetts
July 8, 2002